UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2019

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana		46410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2019, Richard L. Thompson, Chairman of the Board of Directors (the “Board”) of NiSource Inc. (the “Company”), notified the Board that he does not intend to stand for reelection at the Company’s May 7, 2019 Annual Meeting of Stockholders (the “Annual Meeting”). Accordingly, his term as director will expire at the Annual Meeting. Mr. Thompson stated that his decision to not stand for reelection was for personal reasons and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board thanks Mr. Thompson for his leadership and service to the Company.

The Board has previously taken steps to prepare for a transition in the event Mr. Thompson were to leave the Board, including the creation of a Vice Chair role in May 2018. The Board will elect a new Chair following the Company’s Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

March 8, 2019	By:	/s/ Carrie J. Hightman
Carrie J. Hightman
Executive Vice President and Chief Legal Officer